Exhibit 10.1

REALD INC.

2010 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

The Company previously granted the Option to purchase Shares to the Optionee named below on May 8, 2012.  As of June 20, 2013 (the “Amendment Date”), the Company and the Optionee have agreed to amend the terms and conditions of the Option as set forth in this cover sheet, in the attached Nonstatutory Stock Option Agreement and in the RealD Inc. 2010 Stock Incentive Plan as it may be amended from time to time (the “Plan”).  This cover sheet and the attached Appendix A are incorporated into and is a part of the attached Nonstatutory Stock Option Agreement (together, the “Agreement”).  This Agreement supersedes and replaces in its entirety the previous agreement provided to and accepted by the Optionee on June 17, 2012.

Participant name:	Michael Lewis

Issue Date:	08-May-2012

Grant Price:	$11.34 USD

Total quantity granted:	450,000

Vesting Schedule:	See Appendix A

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan and the Plan’s prospectus.  You are also acknowledging receipt of this Agreement and a copy of the Plan and the Plan’s prospectus and that this Agreement replaces and supersedes any prior agreement relating to this Option.

Participant:
(Signature)

Company:
(Signature)
Name:

Title:

Attachments

Appendix A

Nonstatutory Stock Option Agreement

APPENDIX A

VESTING SCHEDULE

Subject to the terms of this Agreement, the Plan and your continued Service (as defined in the Plan), your right to purchase Shares under this Option shall vest as follows:

1.            Performance-Based Vesting—Measurement Dates: On the last business day of each calendar quarter that occurs on or following the three-year anniversary of the Amendment Date and on or prior to the five-year anniversary of the Amendment Date (each of such business dates, a “Measurement Date”), this Option shall become vested and exercisable based on the Company TSR as measured versus the Index TSR on such Measurement Date as follows:

•                 If the Company TSR is in the 70th Percentile or higher of the Index TSR, the Shares shall vest to the extent necessary so that 100% of the Shares subject to the Option shall be vested as of the Measurement Date;

•                 If the Company TSR is in the 60th Percentile of the Index TSR, the Shares shall vest to the extent necessary so that 88% of all of the Shares subject to the Option shall be vested as of the Measurement Date (provided that no Shares shall vest if 88% or more of the Shares have previously vested prior to such Measurement Date);

•                 If the Company TSR is in the 50th Percentile of the Index TSR, the Shares shall vest to the extent necessary so that 75% of the all of the Shares subject to the Option shall be vested as of the Measurement Date (provided that no Shares shall vest if 75% or more of the Shares have previously vested prior to such Measurement Date);

•                 If the Company TSR is in the 45th Percentile of the Index TSR, the Shares shall vest to the extent necessary so that 63% of all of the Shares subject to the Option shall be vested as of the Measurement Date (provided that no Shares shall vest if 63% or more of the Shares have previously vested prior to such Measurement Date);

•                 If the Company TSR is in the 40th Percentile of the Index TSR, the Shares shall vest to the extent necessary so that 50% of the Shares subject to the Option shall be vested as of the Measurement Date (provided that no Shares shall vest if 50% or more of the Shares have previously vested prior to such Measurement Date); or

•                 If the Company TSR is below the 40th Percentile of the Index TSR, no Shares shall vest on the Measurement Date.

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Linear interpolation will be used to calculate vesting for Company TSR between the percentiles indicated above.

Example: If the Company TSR is at the 50th Percentile of the Index TSR as of the first Measurement Date, 337,500 Shares shall vest on the first Measurement Date.  If the Company TSR is in the 60th Percentile of the Index TSR as of the second Measurement Date, 58,500 Shares shall vest on the second Measurement Date so that as of the second Measurement Date a total of 88% of the Shares underlying the Option are vested.  If the Company TSR is in the 60th Percentile of the Index TSR as of the third Measurement Date, no Shares shall vest on the third Measurement Date.  If the Company TSR is in the 70th Percentile of the Index TSR as of the fourth Measurement Date, the remaining 54,000 Shares subject to the Option shall vest on the fourth Measurement Date and no further Measurement Dates shall occur.

2.            Determination of Vesting:  As soon as practicable after each Measurement Date, a widely recognized outside and independent valuation firm selected by the Board or the Committee will determine and will certify the applicable percentile level of the Company TSR as measured versus the Index TSR.  The Option shall continue to be eligible to vest on each of the Measurement Dates specified herein, provided that in the event that the Option becomes fully vested there shall be no further Measurement Dates.  Any portion of the Option that does not vest as of the five-year anniversary of the Amendment Date will immediately terminate and be forfeited on the date of certification following the last Measurement Date prior to such five-year anniversary of the Amendment Date.

3.            Change In Control.  In the event of a Change In Control prior to the five-year anniversary of the Amendment Date:

a.             Two trading days before the date of the consummation of the Change In Control shall be considered a Measurement Date and you shall, subject to the provisions of this Paragraph 3, be entitled to acquire pursuant to the exercise of the Option the number of Shares as would have vested under the calculations indicated in Paragraph 1above, as applicable, except that for purposes of such calculations, the closing price of the Company’s common stock on the NYSE on such Measurement Date shall be used in lieu of Company TSR (the number of Shares which would have vested under Paragraph 1 above will be referred to collectively as the “Earned Shares”).  Following such Measurement Date, there shall be no further Measurement Dates.

b.            If the Option is assumed, continued or substituted into comparable equity incentives of the acquirer in the Change In Control, the Earned Shares shall vest

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on either (i) the last business day of the calendar quarter during which the three-year anniversary of the Amendment Date occurs (if the Change in Control occurs prior to the three-year anniversary of the Amendment Date) or (ii) the last business day of the calendar quarter during which the effective date of the Change In Control occurs (if the Change In Control occurs after the three-year anniversary of the Amendment Date but prior to the five-year anniversary of the Amendment Date).

Notwithstanding anything to the contrary herein: (i) in the event that your Service is terminated without Cause (and other than as a result of your death or Disability) or if you resign for Good Reason during the time period that commences on the date that is ninety (90) days before the Change In Control or at any time prior to the five-year anniversary of the Amendment Date the Option with respect to the Earned Shares will become fully vested and immediately exercisable as of such date of termination or resignation; and (ii) in the event that (A) the Option is not assumed, continued or substituted into comparable equity incentives of the acquirer in a Change In Control, or (B) on or after a Change in Control, the acquirer’s shares (into which the Earned Shares are or would be converted or substituted) are not publicly-traded on an Established Securities Market, then in either case the Option with respect to the Earned Shares will become fully vested and exercisable as of immediately before such Change In Control (or, if later, as of immediately before the date on which the acquirer’s shares are no longer so publicly traded).

c.             If you are not anticipated to be the Chief Executive Officer or a member of the Board of the Company as of the date on which the Change In Control or the date on which the acquirer’s shares are no longer traded on an Established Securities Market is intended to take effect, as applicable, the Company shall provide you with written notice of the anticipated transaction or event at least ten (10) business days prior to the closing date of such transaction or event, so as to enable you to exercise the Option with respect to the Earned Shares subject to the terms of this Paragraph 3.

4.            Termination without Cause or Resignation for Good Reason.  In the event of your termination of Service without Cause (and other than as a result of your death or Disability) or your resignation for Good Reason at any time more than ninety (90) days prior to a Change In Control and prior to the five-year anniversary of the Amendment Date:

a.             If such termination or resignation occurs prior to the three-year anniversary of the Amendment Date, the Qualifying Termination Date shall be considered a

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Measurement Date and you shall vest in the number of Shares (i) that would have vested under the calculations indicated under Paragraph 1 above, based on the Company TSR as measured versus the Index TSR as of such date, multiplied by the following fraction (which shall not exceed 1.0): (ii) the (A) sum of the number of days you provided Service to the Company from the Amendment Date to the Qualifying Termination Date plus 730 days, divided by (B) 1,095 days.  Following such Measurement Date, there shall be no further Measurement Dates.

b.            If such termination or resignation occurs on or after the three-year anniversary of the Amendment Date and prior to the five-year anniversary of the Amendment Date, the Qualifying Termination Date shall be considered a Measurement Date and you shall vest in the number of Shares that would have vested under the calculations indicated under Paragraph 1 above, based on the Company TSR as measured versus the Index TSR as of such date.  Following such Measurement Date, there shall be no further Measurement Dates.

c.             The number of Shares subject to the Option that have vested pursuant to this Paragraph 4 shall be exercisable by you until the earliest to occur of (x) the close of business at Company headquarters on the first anniversary of the Qualifying Termination Date; (y) the scheduled expiration date of the Option (i.e., May 8, 2022); or (z) the date on which the Option is canceled (and not substituted or assumed) pursuant to a Change In Control or merger or acquisition or similar transaction involving the Company.

5.            Death or Disability.  In the event of your death or Disability at any time before the five-year anniversary of the Amendment Date, the Shares subject to the Option will become 100% vested and exercisable.

6.            Definitions:

a.             “Cause” will have the meaning set forth in the Employment Agreement.  In addition, all notice, cure, procedural and other provisions relating to the determination of Cause shall apply in the precise manner set forth in the Employment Agreement, and not based on the default rules set forth in the Plan.

b.            “Change In Control” will have the meaning set forth in the Employment Agreement.

c.             “Company TSR” means the Company’s total stockholder return, which is the Company’s stock price appreciation from the Amendment Date to the applicable Measurement Date, plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the common stock of the Company), expressed as a percentage return.   The stock price at the Amendment Date will be the average closing price of the Company’s common stock on the

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New York Stock Exchange (“NYSE”) over the 30 trading days ending on the Amendment Date, and the stock price at the applicable Measurement Date will be the average closing price of the Company’s common stock on the NYSE over the 30 trading days ending on such Measurement Date, adjusted for stock splits or similar changes in capital structure.

d.           “Disability” will have the meaning set forth in the Employment Agreement.

e.             “Employment Agreement” means the employment letter between you and the Company dated May 25, 2010.

f.              “Established Securities Market” will be defined in the same manner as Treasury Regulation Section 1.897-1(m), except that an Established Securities Market shall not include listing or quotations on the OTC Bulletin Board or any similar quotation service or medium.

g.            “Good Reason” will have the meaning set forth in the Employment Agreement.

h.            “Index TSR” means the average total stockholder return, which is the average stock price appreciation for the companies in the Media Index from the Amendment Date to the applicable Measurement Date plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the common stock of the Company), expressed as a percentage return.  The stock price at the Amendment Date will be the average closing price of common stock of the companies in the Media Index as reported on the NYSE, NASDAQ or other publicly-traded stock exchange for the 30 trading days ending on the Amendment Date, and the stock price at a Measurement Date will be the average closing price of common stock of the companies in the Media Index as reported on the NYSE, NASDAQ or other publicly-traded stock exchange for the 30 trading days ending on such Measurement Date, adjusted for stock splits or similar changes in capital structure.

i.                “Media Index” means the 40 members of the NASDAQ US Small Cap Media Index listed below, provided that:

i.                In the event that before a Measurement Date one of the member companies (a) stops actively trading on an Established Securities Market for any reason unrelated to bankruptcy (e.g., going private transaction, etc.); or (b) has been acquired by another company (whether by a peer company or otherwise, but not including internal reorganizations), it shall be removed from the Media Index from inception and shall not be included in the calculation of the Index TSR for such Measurement Date or for any subsequent Measurement Dates;

ii.            In the event that following the Amendment Date any additional company is added by NASDAQ to the NASDAQ US Small Cap Media Index, such company shall not be included in the Media Index or in the calculation of the Index TSR; and

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iii.        TSR for an Media Index company will be deemed to be -100% for any Measurement Date if, on or before such Measurement Date, the Media Index company: (A) files for bankruptcy, reorganization, or liquidation under any chapter of the U.S. Bankruptcy Code; (B) is the subject of an involuntary bankruptcy proceeding that is not dismissed within 30 days; (C) is the subject of a stockholder approved plan of liquidation or dissolution; or (iv) ceases to conduct substantial business operations.

21. Fisher Communications
1. Acxion	22. Harte-Hanks
2. Angie’s List	23. Journal Communications
3. Arbitron	24. Meredith Corporation
4. Ascent Capital Group	25. National CineMedia
5. Avid Technology	26. The New York Times
6. Bankrate	27. Outdoor Channel Hldgs
7. Belo	28. Pandora Media
8. Central European Media	29. QuinStreet
9. Clear Channel Outdoor Hldgs	30. ReachLocal
10. comScore	31. Schawk
11. Constant Contact	32. Scholastic Corporation
12. CSS Industries	33. Sinclair Broadcast Group
13. Cumulus Media	34. TechTarget
14. Demand Media	35. The E. W. Scripps Co.
15. Digital Generation	36. Valassis Communications
16. Dolby Laboratories	37. ValueClick
17. DreamWorks Animation	38. WebMD Health
18. Entercom Communications	39. XO Group
19. Envivio	40. Yelp
20. Epocrates

j.                “Qualifying Termination Date” will have the meaning set forth in the Employment Agreement.

k.            “Termination Date” will have the meaning set forth in the Employment Agreement.

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Attachment

REALD INC.

2010 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AGREEMENT

1.            THE PLAN AND OTHER AGREEMENTS

The text of the Plan is incorporated in this Agreement by reference.  Certain capitalized terms used in this Agreement and not defined herein are defined in the Plan.

The cover sheet to which this Agreement is attached is considered part of and incorporated into this Agreement.  This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option.  Any prior agreements, commitments or negotiations concerning this Option are superseded.  For the avoidance of doubt, the terms of the Agreement, including the vesting terms contained on the cover sheet, supersede and replace the terms of the employment letter between you and the Company dated May 25, 2010 (the “Employment Agreement”) as they could relate to this Option.

2.            NONSTATUTORY STOCK OPTION

This Option is not intended to be an Incentive Stock Option under section 422 of the Code and will be interpreted accordingly.

This Option is not intended to be an Incentive Stock Option under section 409A of the Code and will be interpreted accordingly.

3.            VESTING

The Option is only exercisable before it expires and only with respect to the vested portion of the Option.  This Option will vest according to the Vesting Schedule described in the cover sheet of this Agreement.

4.            TERM

Your Option will expire in all cases no later than the Expiration Date, as shown on the cover sheet.  Your Option will expire earlier if your Service terminates, as described in Sections 5 and 6 below.

If the Expiration Date specified in the attached cover sheet falls on a day on which the New York Stock Exchange (“NYSE”) is open for trading, then any unexercised portion of this Option that is outstanding shall be forfeited without consideration as of 3:45 P.M. New York time on the Expiration Date.  However, if the Expiration Date specified in the attached cover sheet falls on any day on which the NYSE is not open for trading, then your ability to exercise this Option will terminate as of 3:45 P.M. New York time on the last day in which the NYSE is open for trading that occurs immediately prior to the Expiration Date.

5.            TERMINATION OF SERVICE - GENERAL

If, while the Option is outstanding, your Service terminates for any reason (including, but not limited to, death and Disability) other than being terminated by the Company for Cause or by you without Good Reason and your Termination Date occurs prior to the end date of the six month notice period required under Section 4(g) of the Employment Agreement, then, after taking into effect any vesting acceleration that may occur pursuant to the terms of the Agreement, any unvested portion of your Option shall be forfeited without consideration and shall immediately expire on your Termination Date and the vested portion of your Option will expire at the earlier of (i) the close of business at Company headquarters on the first anniversary of your Termination Date, (ii) the Expiration Date set forth in the attached cover sheet and further described in Section 4 above, or (iii) the date on which the Option is cancelled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or similar transaction involving the Company.  In no event is the Option exercisable after the Expiration Date.  Moreover, the Option will terminate on an earlier date if the Option expires earlier as provided herein.

6.            TERMINATION OF SERVICE — FOR CAUSE OR WITHOUT GOOD REASON

If your Service is terminated by the Company for Cause, in accordance with the Employment Agreement governing such a termination, then you shall immediately forfeit all rights to your Option without consideration, including the vested portion of the Option, and the entire Option shall immediately expire, and any rights, payments and benefits with respect to the Option shall be subject to reduction or recoupment in accordance with the Clawback Policy and Section 13(d) of the Plan.

In the event that, while the vested portion of the Option is outstanding, the Company provides you with written notice of its intention to terminate you for Cause in accordance with

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Section 4(b) of the Employment Agreement, you shall be given the right to cure any such Cause event if and to the extent you are provided a cure right under Section 4(b) of the Employment Agreement (the “Cure Period”), any right you have to exercise the vested portion of the Option shall be suspended, and if the actions or inactions giving rise to such a termination for Cause are not timely cured by you during the Cure Period, then the entire Option, including the vested portion of the Option, shall immediately expire, as described in the paragraph above.  In the event that you timely cure the circumstances giving rise to such a termination for Cause within the Cure Period, the Company shall effective immediately remove the suspension and reinstate your right to exercise the vested portion of the Option.

If your employment with the Company is terminated by you without Good Reason and your Termination Date occurs prior to the end date of the six month notice period required under Section 4(g) of the Employment Agreement, then your Option, including any vested portion, shall be forfeited without consideration and the entire Option shall immediately expire on your Termination Date.  If your employment with the Company is terminated by you without Good Reason and your Termination Date occurs on or after the end date of the six month notice period required under Section 4(g) of the Employment Agreement, any vested portion of your Option shall remain exercisable by you in accordance with Section 5 above and any unvested portion of your Option shall immediately expire on your Termination Date.

7.            LEAVES OF ABSENCE

For purposes of this Option, your Service does not terminate when you go on a bone fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law.  Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Option), and when your Service terminates for all purposes under the Plan.

8.            NOTICE OF EXERCISE

When you wish to exercise this Option, you must notify the Company by filing a “Notice of Exercise” form at the address given on the form.  Your notice must specify how many Shares you wish to purchase.  Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship).  The notice will be effective when it is received by the Company.

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If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to so.

9.            FORM OF PAYMENT

When you submit your notice of exercise, you must include payment of the exercise price of the Shares you are purchasing.  Payment may be made in one (or a combination) of the following forms:

•	Cash, your personal check, a cashier’s check or a money order.

•

Shares which have already been owned by you for more than six (6) months and which are surrendered to the Company. The Fair Market Value of the Shares, determined as of the effective date of the option exercise, will be applied to the Exercise Price.

•

To the extent a public market for the Shares exists as determined by the Company, by Cashless Exercise through delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

10.         WITHHOLDING TAXES

You will be solely responsible for payment of any and all applicable taxes associated with this Option.

You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option.

11.         RESTRICTIONS ON EXERCISE AND RESALE

By signing this Agreement, you agree not to (i) exercise this Option (“Exercise Prohibition”), or (ii) sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Option (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the exercise or disposition or Shares.  The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation.  The Company shall have the right to designate one or more periods of time, each of which

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generally will not exceed one hundred eighty (180) days in length (provided, however, that such period may be extended in connection with the Company’s release (or announcement of release) or earnings results or other material news or events), and to impose an Exercise Prohibition and/or Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities.  The Company may issue stop/transfer instructions and/or appropriate legend any stock certificates issued pursuant to this Option in order to ensure compliance with the foregoing.  Any such Exercise Prohibition shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during this Option shall be exercisable.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as we deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of exercise of this Option, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

12.         TRANSFER OF OPTION

Prior to your death, only you may exercise this Option.  You cannot transfer, assign, alternate, pledge, attach, sell, or encumber this Option.  If you attempt to do any of these things, this Option will immediately become invalid.  You may, however, dispose of this Option in your will or it may be transferred by the laws of descent and distribution.  Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Option in any other way.

13.         RETENTION RIGHTS

Your Option or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliate) in any capacity; provided, however, the foregoing statement shall not limit any of your rights under the Employment Agreement.

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Subject to the Employment Agreement, the Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

This Option and the Shares subject  to the Option are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.         STOCKHOLDER RIGHTS

You, or your estate or heirs, have no rights as a stockholder of the Company with regard to the Option until a certificate for your Option’s Shares has been issued.  No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

15.         ADJUSTMENTS

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option (rounded down to the nearest whole number) and the Exercise Price per Share may be adjusted pursuant to the Plan.  Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity, subject, if applicable, to the Change In Control vesting provisions described in the Vesting Schedule.

16.         LEGENDS

All certificates representing the Shares issued upon exercise of this Option may, where applicable, have endorsed thereon the following legends and any other legend the Company determines appropriate.

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE

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SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED”

17.         APPLICABLE LAW

This Agreement will be interpreted and enforced under the laws of the State of California without reference to the conflicts of law provisions thereof.

18.         VOLUNTARY PARTICIPANT

You acknowledge that you are voluntarily participating in the Plan.

19.         NO RIGHTS TO FUTURE AWARDS

Subject to the Employment Agreement, your rights, if any, in respect of or in connection with this Option or any future Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Option, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of Options or any other Awards even if Options have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Committee.

20.         FUTURE VALUE

The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Option Grant, the Option will have little or no value. If you exercise the Option and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

21.         NO RIGHT TO DAMAGES

You will have no right to bring a claim or to receive damages if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in the Option will not

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constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

22.         NO ADVICE REGARDING GRANT

The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

23.         OTHER PLAN PROVISIONS

The Company agrees that the following sections of the Plan shall not apply to this Agreement or the Option granted hereunder: (a) Section 15(b)(ii) of the Plan; and (b) the provisions in the first sentence of Section 4(d) of the Plan relating to rights of first refusal and rights of repurchase.

24.         DATA PRIVACY

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the Committee. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. You understand

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that you may view your Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Committee in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, you may contact the Committee and and/or the Board.

25.         OTHER INFORMATION

You agree to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website at www.reald.com if the Company wishes to provide such information through its website. You acknowledge that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Committee and for the Board.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan and Plan prospectus.

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